                                                                   EXHIBIT 99.01

Interwoven Announces Record First Quarter Results;
Revenue growth - 337% year over year

SUNNYVALE, Calif.--(BUSINESS WIRE)--April 17, 2001--Interwoven, Inc. (Nasdaq:IWOV), the leading provider of enterprise-class content management software, today reported first quarter results, with revenues for the quarter ended March 31, 2001 of $60.5 million, an increase of 337% over revenues of $13.9 million for the quarter ended March 31, 2000 and a 11% sequential increase over revenues of $54.6 million for the quarter ended December 31, 2000. License revenues represented 64%, and service revenues 36%, of the total revenues for Q1 2001. With the addition of 91 new license customers in Q1 2001, Interwoven now has over 740 customers.

Net income for the quarter ended March 31, 2001, before the effect of non-cash charges related to stock-based compensation and acquisition-related expenses, was $2.3 million, or $0.02 per share on a supplemental basic and diluted basis, compared with a net loss of $2.2 million, or $0.02 per share on a supplemental basic and diluted basis, for the quarter ended March 31, 2000.

Interwoven announced an option exchange program that will be offered to employees as an opportunity to exchange existing options for newly issued options on a 2:1 basis. Any employee who wishes to participate may relinquish two old options and, in return, will receive one new share to be granted at a future date, with a new exercise price that will be based on the fair market value at the time of grant.

"Once again Interwoven has outpaced its competitors even during a time when customers are evaluating their IT spending priorities with more caution," said Martin Brauns, president and CEO of Interwoven. "Content management continues to be recognized as a priority in the IT budget because it delivers demonstrable results to a company's eBusiness success."


Q1 Highlights

Customers

Interwoven signed 91 new license customers in the quarter ended March 31, 2001. New customers included Allstate Corporation, Boston Scientific Corp., Citicorp Diners Club Inc., CNA Life, Intuit Inc., Kennametal Inc., Newell Rubbermaid Inc., Palm, Inc., Pfizer Inc., Reuters Health Information Inc., Six Flags Inc., Teleglobe Inc., The Goodyear Tire & Rubber Company, Thomson Financial, and Virginia Electric & Power. With these additions, Interwoven's total enterprise customer count is now over 740. The Interwoven customers list includes 42 of the Fortune 100.

Interwoven also saw significant reorders from many of its larger customers including Aon Corp., Compaq Computer Corp., Ericsson Enterprise and Toyota Motor Corp.


International

39 new international customers were added in the quarter ended March 31, 2001, including Activest (member of HypoVereinsbank Group), AMP Henderson Global Investors, Australian Tourist Commission, De Beers Consolidated Mines Ltd., Dresdner Bank A.G., Gemplus S.A., Kao Corp., Lycos Europe N.V., Oversea-Chinese Banking Corp. Ltd., Singapore Telecommunications Ltd., Skandia Insurance, and Sol Melia S.A.

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Products/Partners

Alliance and Product highlights During Q1 2001

 . Interwoven announced TeamCatalog, which enables customers to assemble and manage catalog content while automating the processes necessary to ensure "transaction-ready" product information.

 . IBM will OEM a tightly integrated version of Interwoven's content management software.

 . Interwoven's content submission capabilities are now integrated into the Plumtree portal.


About Interwoven

Interwoven, Inc. (Nasdaq:IWOV) is the world's leading provider of enterprise-class content management software. Its solutions control the development, management and deployment of Web content and are the de facto standard for over 700 Global 1000 companies including General Electric, General Motors and Cisco Systems. Interwoven teams with the leading best-of-breed eBusiness application providers to provide customers an end-to-end platform for eBusiness. For more information on the fastest growing software company in Silicon Valley and its proven XML-based solutions, visit the Interwoven Web site at www.interwoven.com.

This press release contains "forward-looking" statements, including projections about our business growth. For example, statements in the future tense, and statements including words such as "expect," "plan," "estimate," "anticipate" or "believe," are forward-looking statements. These statements are based on information available to us at the time of the release; we assume no obligation to update any of them. The statements in this release are not guarantees of future performance. Actual results could differ materially from our current expectations as a result of numerous factors, including the fact that our market is new and customer acceptance of our products is not proven, our growing dependence on large customer orders, special difficulties associated with international expansion, the extent to which we incur stock based compensation charges and potential unexpected difficulties with integration of recent acquisitions. These and other risks and uncertainties associated with our business are described in our most recent annual report on Form 10-K and subsequent Forms 10-Q and 8-K, which are on file with the SEC and available through www.sec.gov.

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

                               INTERWOVEN, INC.
                     CONSOLIDATED STATEMENT OF OPERATIONS
                   (in thousands, except per share amounts)

                                                                             Three Months Ended March 31,
                                                                             ----------------------------
                                                                                 2001            2000
                                                                             -----------     ------------
                                                                                     (unaudited)
Revenues:
  License                                                                      $  39,033         $  9,388
  Services                                                                        21,511            4,472
                                                                             -----------     ------------
          Total revenues                                                          60,544           13,860
                                                                             -----------     ------------
Cost of revenues:
  License                                                                            490               66
  Services                                                                        16,116            4,654
                                                                             -----------     ------------
          Total cost of revenues                                                  16,606            4,720
                                                                             -----------     ------------
Gross profit                                                                      43,938            9,140
                                                                             -----------     ------------
Operating expenses:
  Research and development                                                         8,923            2,208
  Sales and marketing                                                             28,545            9,669
  General and administrative                                                       5,770            1,960
  Amortization of deferred stock-based compensation                                4,575              833
  Amortization of acquired intangible assets                                      22,072               52
                                                                             -----------     ------------
          Total operating expenses                                                69,885           14,722
                                                                             -----------     ------------
Loss from operations                                                             (25,947)          (5,582)
Interest and other income (expense), net                                           2,779            2,537
                                                                             -----------     ------------
Net loss before provision for income taxes                                       (23,168)          (3,045)
Provision for income taxes                                                        (1,148)               -
                                                                             -----------     ------------
Net loss                                                                       $ (24,316)        $ (3,045)
                                                                             ===========     ============
Basic and diluted net loss per share                                           $   (0.25)        $  (0.03)
                                                                             ===========     ============
Shares used in computing basic and diluted net loss per share (2) (3)             98,406           87,040
                                                                             ===========     ============


                                                                             Three Months Ended March 31,
                                                                             ----------------------------
                                                                                 2001            2000
                                                                             -----------     ------------
                                                                                     (unaudited)
Supplemental information (1)

Historical net loss                                                            $ (24,316)        $ (3,045)
                                                                             -----------     ------------
Add back of certain non-cash and acquisition charges:
   Amortization of deferred stock-based compensation                               4,575              833
   Amortization of intangible assets                                              22,072               52
                                                                             -----------     ------------
Total add back                                                                    26,647              885
                                                                             -----------     ------------
Supplemental net income (loss) excluding certain non-cash
 and acquisition related charges                                               $   2,331         $ (2,160)
                                                                             ===========     ============
Supplemental basic net income (loss) per share (2) (3)                         $    0.02         $  (0.02)
                                                                             ===========     ============
Supplemental diluted net income (loss) per share (2) (3)                       $    0.02         $  (0.02)
                                                                             ===========     ============
Shares used in computing supplemental basic net income
 (loss) per share (2) (3)                                                         98,406           87,040
                                                                             ===========     ============
Shares used in computing supplemental diluted net income
 (loss) per share (2) (3)                                                        109,315           87,040
                                                                             ===========     ============

(1) The accompanying supplemental financial information is presented for informational purposes only and should not be considered a substitute for the historical financial information presented in accordance with accounting principles generally accepted in the United States.

(2) On June 1, 2000, the Company's Board of Directors effected a two-for-one stock split of the outstanding shares of Common Stock. All Common Shares and per share information included in these financial statements have been retroactively adjusted to reflect this stock split.

(3) On October 17, 2000, the Company's Board of Directors effected a two-for-one stock split of the outstanding shares of Common Stock. All common shares and per share information included in these financial statements have been retroactively adjusted to reflect this stock split.

                               INTERWOVEN, INC.
                     CONDENSED CONSOLIDATED BALANCE SHEET
                                (In thousands)

                                                                          March 31,     December 31,
                                                                            2001           2000
                                                                        -----------    ------------
                                                                        (unaudited)
Assets

Current assets:
  Cash and cash equivalents                                                $105,767        $ 75,031
  Short-term investments                                                    111,025         147,253
  Accounts receivable, net of allowance for doubtful
    accounts of $883 and $565, respectively                                  44,212          36,806
  Prepaid expenses and other current assets                                  10,322          10,252
                                                                        -----------    ------------
          Total current assets                                              271,326         269,342

Property and equipment, net                                                  17,051          14,889
Intangible assets, net                                                      218,770         238,502
Restricted cash                                                                 605             605
Other assets                                                                    870             871
                                                                        -----------    ------------
                                                                           $508,622        $524,209
                                                                        ===========    ============

Liabilities and Stockholders' Equity

Current liabilities:
  Accounts payable                                                         $  6,271        $  9,918
  Accrued liabilities                                                        27,289          25,411
  Deferred revenue                                                           38,193          34,529

          Total current liabilities                                          71,753          69,858

Stockholders' equity                                                        436,869         454,351
                                                                        -----------    ------------
                                                                           $508,622        $524,209
                                                                        ===========    ============

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